Sub-Adviser
Loomis, Sayles & Company, L.P.
Fund Name
PFI Global Multi-Strategy Fund
Issuer
US Airways Group Inc. Notes
Date of Purchase
04/30/12
Underwriter From Whom Purchased
Morgan Stanley
Affiliated/Principal Underwriter of
Syndicate
Natixis Securities North America
 Purchase Price
$100.00
Aggregate % of Issue Purchased by the
Firm
0.06%
 Commission, Spread or Profit
0.50%
Fair & Reasonable Commission (Y/N) (1)
Y


(1) The sub-adviser has certified that
the compensation paid was fair and
reasonable and has provided
documentation to support that
certification.